Exhibit 99.1

FOR IMMEDIATE RELEASE	August 6, 2007

Almost Family Announces Record Second Quarter 2007 Results

EPS from Continuing Operations up 102% over 2006, Net Income up 120%

Louisville, KY – Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three months and six months ended June 30, 2007.

Second Quarter 2007 Highlights

•	Net Income From Continuing Operations was $1,984,854or $0.35 per diluted share in 2007 as compared to $928,881 or $0.17 per diluted share in 2006
•	Consolidated revenues increased approximately 52%
•	Operating income from continuing operations increased 126%
•	Net income from continuing operations increased 114%
•	The Company’s VN segment revenues grew 87%
•	VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $8.3 million to revenue for the quarter

Year-to-date 2007 Highlights

•	Net Income From Continuing Operations was $3,701,109 or $0.66 per diluted share in 2007 as compared to $1,856,532 or $0.35 per diluted share in 2006
•	Consolidated revenues increased approximately 54%
•	Operating income from continuing operations increased 119%
•	Net income from continuing operations increased 99%
•	The Company’s VN segment revenues grew 90%
•	VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $16.8 million to revenue for the quarter

William B. Yarmuth, AFAM’s Chairman and CEO commented on the results:

“We are extremely pleased to report our second quarter results in which continuing EPS more than doubled from the same period last year. Our same store revenues grew 27% clearly reflecting the high quality of care and service that we provide to our patients. In addition to continuing our intense focus on same store sales growth, with our strong balance sheet and the integration of the Mederi acquisition proceeding nicely, we are very well positioned to continue our growth in the form of both start-up locations and additional acquisitions.“

Discussion of Quarterly Results

Net Income From Continuing Operations grew 114% to $1,984,854 or $0.35 per diluted share for the June 2007 quarter as compared to $928,881 or $0.17 per diluted share in the June 2006 quarter. Revenues grew 52% to $32.7 million in the June 2007 quarter from $21.5 million in the June 2006 quarter. Revenues in the Company’s “Caretenders” Visiting Nurse (VN) segment grew 87% over the same period last year.

The number of weighted average shares outstanding for purposes of calculating diluted earnings per share increased 6% between periods.

VN Revenue Comparison for the Quarter

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the quarters ended June 30, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	15	$6,442,629	$-	$6,442,629

Markets with in-market acquisitions	8	4,451,935	2,602,893	1,849,042	71.1%
Acquisition related markets	23	10,894,564	2,602,893	8,291,671

Markets with no acquisition impact	24	12,649,677	9,996,237	2,653,440	26.5%
	47	$23,544,241	$12,599,130	$10,945,111	86.9%

VN revenues grew approximately $10.9 million between years of which 59% came from newly acquired markets, 17% came in markets with in-market acquisitions and 24% came from markets with no acquisition impact.

The following table provides a comparison of revenues related specifically to the Mederi acquisition (excludes all markets not impacted by the Mederi acquisition):

VN Markets Impacted by Mederi	# of Mkts	2007	2006	Change

Newly acquired Mederi markets	13	$5,463,270	$-	$5,463,270

Mederi markets overlapping Almost Family Markets	7	3,936,270	2,179,028	1,757,242
Mederi related markets	20	$9,399,540	$2,179,028	$7,220,512

Markets with acquisitions not related to Mederi generated $1,495,024 of revenue in the quarter ended June 30, 2007 as compared to $423,865 in 2006.

Our Visiting Nurse segment operations located in Florida normally experience lower admissions during the September quarter than in the other quarters due to seasonal population fluctuations.

Results of operations for the quarters ended June 30, 2007 and 2006 are set forth in the tables below:

	June		June
	2007		2006		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurses	$ 23,544,241	72.0%	$ 12,599,130	58.5%	$ 10,945,111	86.9%
Personal Care	9,165,611	28.0%	8,950,390	41.5%	215,221	2.4%
	$ 32,709,852	100.0%	$ 21,549,520	100.0%	$ 11,160,332	51.8%
Operating income
Visiting Nurses	$ 4,795,973	20.4%	$ 1,886,268	15.0%	$ 2,909,705	154.3%
Personal Care	951,035	10.4%	890,907	10.0%	60,128	6.7%
	5,747,008	17.6%	2,777,175	12.9%	2,969,833	106.9%
Unallocated corporate expenses	2,210,196	6.8%	1,214,856	5.6%	995,340	81.9%
Operating Income	3,536,812	10.8%	1,562,319	7.2%	1,974,493	126.4%
Interest expense/(income)	241,220	0.7%	(22,947)	-0.1%	264,167	NM%
Pre-tax income	3,295,592	10.1%	1,585,266	7.4%	1,710,326	107.9%
Income taxes	1,310,738	4.0%	656,385	3.0%	654,353	99.7%
Net income from continuing operations	$ 1,984,854	6.1%	$ 928,881	4.3%	$ 1,055,973	113.7%
Income (loss) from discontinued operations, net of tax	(3,580)		(30,105)		26,525	NM
Net income	$ 1,981,274	6.1%	$ 898,776	4.2%	$ 1,082,498	120.4%

Diluted earnings per share
Diluted shares outstanding (1)	5,638,665		5,322,384		316,281	5.9%
Continuing operations	$ 0.35		$ 0.17		$ 0.18	101.7%
Discontinued operations	-		(0.01)		-	NM
	$ 0.35		$ 0.17		$ 0.18	120.4%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$ 3,756,944	11.5%	$ 1,186,673	8.4%	$ 1,940,271	106.8%
Effective tax rate	39.8%		41.4%		(1.6%)

Net income including discontinued operations, was $1,981,274 or $0.35 per diluted share in the quarter ended June 30, 2007 and $898,776 or $0.17 per diluted share in 2006.

Discussion of Six-Month Results

Net Income From Continuing Operations grew 99% to $3,701,109 or $0.66 per diluted share for the six months ended June 2007 as compared to $1,856,532 or $0.35 per diluted share in the six months ended June 2006. Revenues grew 54% to $64.7 million in the six months ended June 2007 from $42.0 million in the six months ended June 2006. Revenues in the Company’s “Caretenders” Visiting Nurse (VN) segment grew 90% over the same period last year.

The number of weighted average shares outstanding for purposes of calculating diluted earnings per share increased 6% between periods.

VN Revenue Comparison for the Six Months

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the six month periods ended June 30, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	15	$12,973,238	$-	$12,973,238

Markets with in-market acquisitions	8	8,660,741	4,796,755	3,863,986	80.6%
Acquisition related markets	23	21,633,979	4,796,755	16,837,224

Markets with no acquisition impact	24	25,038,935	19,745,419	5,293,516	26.8%
	47	$46,672,914	$24,542,174	$22,130,740	90.2%

VN revenues grew approximately $22.1 million between years of which 59% came from newly acquired markets, 18% came in markets with in-market acquisitions and 24% came from markets with no acquisition impact.

The following table provides a comparison of revenues related specifically to the Mederi acquisition (excludes all markets not impacted by the Mederi acquisition):

VN Markets Impacted by Mederi	# of Mkts	2007	2006	Change

Newly acquired Mederi markets	13	$11,146,800	$-	$11,146,800

Mederi markets overlapping Almost Family Markets	7	7,583,932	3,907,691	3,676,241
Mederi related markets	20	$18,730,732	$3,907,691	$14,823,041

Markets with acquisitions not related to Mederi generated $2,903,247 of revenue in the six months ended June 30, 2007 as compared to $889,064 in 2006.

Results of operations for the six-month periods ended June 30, 2007 and 2006 are set forth in the tables below:

	June 2007		June 2006		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurses	$46,672,914	72.2%	$24,542,174	58.3%	$22,130,740	90.2%
Personal Care	17,986,252	27.8%	17,518,670	41.7%	467,582	2.7%
	64,659,166	100.0%	$42,060,844	100.0%	$22,598,322	53.7%
Operating income
Visiting Nurses	$9,284,822	19.9%	$3,918,467	16.0%	$5,366,355	137.0%
Personal Care	1,448,988	8.1%	1,459,836	8.3%	(10,848)	-0.7%
	10,733,810	16.6%	5,378,303	12.8%	5,355,507	99.6%
Unallocated corporate expenses	4,085,721	6.3%	2,342,790	5.6%	1,742,931	74.4%
Operating Income	6,648,089	10.3%	3,035,513	7.2%	3,612,576	119.0%
Interest expense/(income)	496,928	0.8%	(60,945)	-0.1%	557,873	NM%
Pre-tax income	6,151,161	9.5%	3,096,458	7.4%	3,054,703	98.7%
Income taxes	2,450,052	3.8%	1,239,926	2.9%	1,210,126	97.6%
Net income from continuing operations	$3,701,109	5.7%	$1,856,532	4.4%	$1,844,577	99.4%
Income (loss) from discontinued operations, net of tax	(53,457)		(112,091)		58,634	NM
Net income	$3,647,652	5.6%	$1,744,441	4.1%	$1,903,211	109.1%

Diluted earnings per share
Diluted shares outstanding (1)	5,601,807		5,299,298		302,509	5.7%
Continuing operations	$0.66		$0.35		$0.31	88.6%
Discontinued operations	(0.01)		(0.02)		0.00	NM
	$0.65		$0.33		$0.32	97.4%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$7,080,101	11.0%	$3,567,250	8.5%	$3,512,851	98.5%
Effective tax rate	39.8%		40.0%		(0.2%)

Net income including discontinued operations, was $3,647,652 or $0.65 per diluted share in the quarter ended June 30, 2007 and $1,744,441 or $0.33 per diluted share in 2006.

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income to EBITDA:

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income from continuing operations	$1,984,854	$928,881	$3,701,109	$1,856,532
Add back:
Interest expense (income)	241,220	(22,947)	496,928	(60,945)
Income taxes	1,310,738	656,385	2,450,052	1,239,926
Depreciation & amortization	220,132	254,354	432,099	531,737

Earnings from continuing operations Before Interest, Income Taxes, Depreciation & Amortization (EBITDA)	$3,756,944	$1,816,673	$7,080,188	$3,567,250

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana and (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” estimate,” “project,” anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2006, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.